Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 3, 2023 relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of HomeStreet, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington

March 8, 2024